Exhibit 4.2



                                                          FEDERAL IDENTIFICATION
                                                                  No. 04-3002117



                        THE COMMONWEALTH OF MASSACHUSETTS
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)


     We, Michael Astrue, Vice President and Clerk of Biogen, Inc. located at 14 Cambridge Center, Cambridge, MA 02142 certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on June 11, 1999, by vote of: 62,563,266 shares of Common of 75,263,543 shares outstanding, being at least a majority of each type, class or series outstanding and entitled to vote thereon.

     To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

                       The total presently authorized is:

------------------------------------------------------------------------------------------------------------
          WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------
      TYPE             NUMBER OF SHARES           TYPE            NUMBER OF SHARES            PAR VALUE
------------------ -------------------------- -------------- --------------------------- --------------------
     Common:                                     Common:            110,000,000                 $.01
------------------ -------------------------- -------------- --------------------------- --------------------

------------------ -------------------------- -------------- --------------------------- --------------------
   Preferred:                                   Preferred
------------------ -------------------------- -------------- --------------------------- --------------------

-------------------------------------------------------------------------------------------------------------

                         Change the total authorized to:

--------------------------------------------- ---------------------------------------------------------------
          WITHOUT PAR VALUE STOCKS                              WITH PAR VALUE STOCKS
------------------ -------------------------- -------------- --------------------------- --------------------
      TYPE             NUMBER OF SHARES           TYPE            NUMBER OF SHARES            PAR VALUE
------------------ -------------------------- -------------- --------------------------- --------------------
     Common:                                     Common:            375,000,000                 $.01
------------------ -------------------------- -------------- --------------------------- --------------------

------------------ -------------------------- -------------- --------------------------- --------------------
   Preferred:                                   Preferred
-------------------------------------------------------------------------------------------------------------